Exhibit 10.1
MYLAN N.V.
2003 LONG-TERM INCENTIVE PLAN
NOTICE OF AWARD OF RESTRICTED STOCK UNITS
[ ] (the “Participant”) has been granted, effective as of the grant date [ ], an award of restricted stock units (the “Award”) payable in ordinary shares (the “Shares”) of Mylan N.V. (the “Company”) pursuant to the Company’s 2003 Long-Term Incentive Plan, as amended to date (the “Plan”), in respect of the Participant’s service as a member of the Board. The Award is subject to the terms and conditions set forth below and in the Plan, which is a part of this Notice (this “Award Agreement”).
1.Number of Restricted Stock Units (RSUs): [ ], where 1 RSU is equal to the right to receive 1 Share.
2.    Vesting: Restrictions on the RSUs lapse (and shares will be released to the Participant) on the first anniversary of the grant date (the “Vesting Date”), subject to the Participant’s continued service as a member of the Board as of the Vesting Date and the terms of the Plan and this Award Agreement. Subject to Section 3, unless otherwise determined by the Board or the Committee, as applicable, in its sole discretion, in the event the Participant’s service as a member of the Board terminates prior to the Vesting Date, the RSUs shall be forfeited and returned to the Company, and all rights of the Participant with respect to the RSUs shall terminate, as of the date of such termination of service. For purposes of this Award Agreement, service as a member of the board of directors of the ultimate parent company of the Company shall be deemed to be service as a member of the Board.
3.    Change in Control: Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control, the treatment of the RSUs shall be determined by the Board or the Committee, as applicable, in its sole discretion; provided that, in connection with the consummation of the transactions contemplated by the Business Combination Agreement between the Company, Pfizer Inc., Upjohn Inc. and the other parties thereto, dated as of July 29, 2019 (the “BCA”, and such transactions, the “Proposed Combination”), the RSUs shall be subject to the terms of the BCA, provided further that, in the event that immediately following the consummation of the Proposed Combination the Participant does not serve as a member of the board of directors of Viatris, all restrictions on the RSUs shall lapse (and shares will be released to the Participant) as of immediately prior to the consummation of the Proposed Combination.
4.    Data Privacy: The Participant hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among, as applicable, the Company, its Affiliates and its Subsidiaries (“the Company Group”), for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant also:
(a)    understands that the Company Group holds certain personal information about him or her, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, nationality, any Option Shares of stock or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Option Shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”);
(b)    understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country;
(c)    that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative;
(d)    authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Option Shares acquired;
(e)    understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan;
(f)    understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative; and
(g)    understands that refusing or withdrawing consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact his or her local human resources representative.
5.    Limitation of Liability of the Board: The Participant agrees that the liability of the officers and the Board to the Participant under this Award Agreement shall be limited to those actions or failure to take actions which constitute self-dealing, willful misconduct or recklessness.
6.    Dutch Payment Obligation: Upon the issuance of Shares, the Participant shall be obligated under Dutch law to pay to the Company the nominal value of EUR 0.01 per Share (the “Dutch Payment Obligation”). The Company hereby grants the Participant the right to receive an equivalent payment from the Company and shall set-off the Dutch Payment Obligation against the right to such payment (resulting in a net payment of zero (0)). The Participant’s right to a payment from the Company cannot be used for any purpose other than as described above and cannot be assigned, transferred, pledged or sold.
7.    Governing Law: This Award Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.